Exhibit (A)(5)

                             TLC VISION CORPORATION
                                  WITHDRAWAL OF
                   PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JULY 18, 2002

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                   11:59 P.M., EASTERN DAYLIGHT SAVINGS TIME,
                              ON SEPTEMBER 6, 2002,
                          UNLESS THE OFFER IS EXTENDED

TO:   TLC Vision Corporation
      Attention: Heather McDonald
      5280 Solar Drive, Suite 300
      Mississauga, Ontario
      L4W 5M8

      Telephone: 1-800-852-1033
      Facsimile: (905) 625-8081

      Delivery of this withdrawal letter by regular external mail or interoffice mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail will not constitute a valid delivery.

      Pursuant to the terms and subject to the conditions of the Offer to Exchange dated July 18, 2002, my acceptance letter and this withdrawal letter, I hereby withdraw the tender of all of my eligible options that I previously tendered pursuant to the offer to exchange and my acceptance letter.

      To: TLC Vision Corporation

            Upon the terms and subject to the conditions set forth in the Offer to Exchange dated July 18, 2002 (the "Offer to Exchange") and my Acceptance Letter, dated _____________, 2002 (the "Acceptance Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitute the "Offer"), I tendered to TLC Vision Corporation, a New Brunswick corporation (the "Company"), all of my options to purchase common shares of TLC Vision Corporation (the "Common Shares") having an option price of greater than Cdn$13.69 that were outstanding on the Expiration Date (as defined below) (my "Tendered Options") in exchange for "New Options." Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 11:59 p.m., eastern daylight savings time, on September 6, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Tendered Options before 11:59 p.m., eastern daylight savings time, on the Expiration Date, I understand that I may withdraw my Tendered Options at any time after the Expiration Date. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

      I understand and acknowledge that:

      1. I may not rescind my withdrawal and the Tendered Options that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those options prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Exchange.

      2. I must withdraw all of my Tendered Options; I may not withdraw only a portion of my Tendered Options. Upon withdrawal of my Tendered Options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their option prices and vesting schedule.

      3. Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. The Company's determination of these matters will be final and binding.

      4. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

      5. I agree to all of the terms and conditions of the Offer and this withdrawal letter.

            This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the optionholder who tendered the Tendered Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

            Important: To withdraw the tender of tendered options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular external mail, interoffice mail or facsimile. Delivery by e-mail will not be accepted. The method by which the signed signature page is delivered is at the optionholder's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.

                                        SIGNATURE OF OWNER


                                        X
                                        ----------------------------------
                                        (Signature of Holder or Authorized
                                        Signatory)

                                        Capacity: ______________________________

                                        Date: ____________________________, 2002

                                        Print Name:_____________________________

                                        Address: _______________________________

                                        _____________________________

                                        _____________________________

                                        _____________________________

                                        Telephone No.
                                        (with area code):

                                        _____________________________

                                        Email Address:

                                        _____________________________

Withdrawal Letter